UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	August 17, 2011
MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On August 17, 2011, MidSouth Bancorp, Inc. announced today that its subsidiary, MidSouth Bank, N.A., has entered into an agreement with Beacon Federal (“Beacon”), a wholly owned federal savings bank of Beacon Federal Bancorp, Inc. (NASDAQ:  BFED), to acquire its branch located in Tyler, Texas.  As part of the branch acquisition, MidSouth expects to purchase approximately $26 million in loans and to assume over $77 million in deposits at an estimated 4% deposit premium.  The branch acquisition is subject to a number of conditions, including regulatory approvals and other customary closing conditions.  MidSouth expects to close the acquisition by December 31, 2011.  The Company has prepared a slide deck that supplements the information contained in our press release.  The slide deck may be accessed on MidSouth's website,  www.midsouthbank.com, under "Investor Relations", "News & Market Data" and then " Presentations".  A copy of the slide deck are filed herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

99.1           Beacon Acquisition slide deck

99.2           Press release dated August 17, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
Chief Financial Officer

Date:	August 17, 2011